Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-185154 and 333-251235 on Form S-8 and Registration Statement No. 333-252519 on Form S-3 of our reports dated November 19, 2021, relating to the consolidated financial statements of Washington Federal, Inc., and the effectiveness of Washington Federal, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Washington Federal, Inc. for the year ended September 30, 2021.
Seattle, Washington
November 19, 2021